UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liberty Star Uranium & Metals Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1000

(Primary Standard Industrial Classification Code Number)

90-0175540

(I.R.S. Employer Identification Number)

2 E Congress St. Ste 900

Tucson, Arizona 85701

Telephone: (520) 561-7033

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company 50 West Liberty Street, Suite 880

Reno, Nevada 89501

Telephone: (775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-259183

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Liberty Star Uranium & Minerals Corp., a Nevada corporation (“Registrant”), is filing this registration statement with respect to the registration of additional shares of common stock, par value $0.00001 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the registration statement on Form S-1 (Registration No. 333-259183), initially filed with the Securities and Exchange Commission on August 31, 2021 and declared effective on September 13, 2021, including the exhibits thereto, are incorporated herein by reference.

Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant under the registration statement on Form S-1 (Registration No. 333- 259183), which will be sold to Triton Funds, LP under the investment agreement dated August 20, 2021. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the registration statement on Form S-1 (Registration No. 333-259183). The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II: Information Not Required in Prospectus

ITEM 16. EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1*	Opinion of Counsel
23.1*	Consent of Auditors.
107*	Filing Fees Exhibit

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated January 30, 2023	By:	/s/ Brett Gross
Brett Gross
Chief Executive Officer and President

Dated: January 30, 2023	By:	/s/ Patricia Madaris
Patricia Madaris
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brett Gross as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this annual report on Form 10-K and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Gross	Chief Executive Officer, President and Director	January 30, 2023
Brett Gross	(principal executive officer)

/s/ Patricia Madaris	Chief Financial Officer	January 30, 2023
Patricia Madaris	(principal financial officer and principal accounting officer)

/s/ Peter O’Heeron	Chairman of the Board	January 30, 2023
Peter O’Heeron

/s/ Boyd Gordon	Director	January 30, 2023
Boyd Gordon

/s/ Bernard Guarnera	Director	January 30, 2023
Bernard Guarnera

/s/ Nicholas Hemmerly	Director	January 30, 2023
Nicholas Hemmerly